Exhibit 10.1

TENANCY AGREEMENT

BETWEEN

NIDEC COMPONENT TECHNOLOGY CO., LTD

AND

CYBEROPTICS (SINGAPORE) PRIVATE LIMITED

PREMISES

21 UBI ROAD 1 #02-01 SINGAPORE 408724

TERM

15 MAY 2011 TO 24 JULY 2013

This AGREEMENT is made on the 20th day of September Two Thousand And Ten (2010) between

NIDEC COMPONENT TECHNOLOGY COMPANY, LIMITED (formerly known as Nidec Brilliant Co. Ltd, Registration No. 198403813D), a company incorporated in the Republic of Singapore and having its registered office at 36 Loyang Way Singapore 508771 (herein after called the “Landlord”)

and

CYBER OPTICS (S) PTE LTD (Registration No. 200103162D), a company incorporated in the Republic of Singapore and having its registered office at 21 Ubi Road #02-01, Singapore 408724 (hereinafter called the “Tenant”)

WHEREAS

1

The Landlord is the Head-Tenant of the property (hereinafter referred to as “the Building”) under and by virtue of a Lease dated 25th July 2006 (hereinafter called “the Main Lease”) entered into with RBC Dexia Trust Services Singapore Limited (Company Registration No:1995046772Z), a company incorporated in Singapore and having its registered office at 9 Raffles Place #42-01, Republic Plaza, Singapore 048619, as trustee of Cambridge Industrial Trust (hereinafter referred to as “RBC”).

2

The Landlord to apply to the Housing And Development Board (herein referred to as “HDB”) to allow the Landlord to lease 21 Ubi Road 1 # 02-01 Singapore 408724 as indicated in the floor plan annexed in Schedule 1 (“the Demised Premises”) to the Tenant on the signing of the Tenancy Agreement. If HDB has not given approval by two (2) months from the date of the signing of the Tenancy Agreement both the Tenant and the Landlord have the option to terminate the agreement without any liability to the parties to the contract. If the HDB is still processing the application two (2) months after the date of the signing of the Tenancy agreement, the party who opt to terminate the Tenancy Agreement to be liable for the stamp duty paid.

3	The Landlord has agreed to lease the Demised Premises to the Tenant subject to the terms and conditions contained herein.

NOW IT IS HEREBY AGREED as follows:

1. The Landlord agrees to let and the Tenant agrees to take all that property with an approximate area of 20,000 square feet known as 21 Ubi Road 1 # 02-01 SINGAPORE 408724 (hereinafter called “the said premises”) TO HOLD and extend the tenancy from the 15TH DAY OF MAY 2011 to 24TH JULY 2013 at the rent of SINGAPORE DOLLARS: THIRTY EIGHT THOUSAND ONLY (S$38,000.00) per month exclusive of GST payable monthly in advance without deduction whatsoever on or before the 15th day of each calendar month by giro or electronic payment direct to the Landlord’s bank account, as follows:

Beneficiary name: Nidec Component Technology Co., Ltd
Beneficiary’s bank name: The Bank of Tokyo-Mitsubishi UFJ Ltd,
Bank code: 7126
Branch code: 001
Bank Account number: 110759

2. The Tenant hereby agrees with the Landlord as follows:

a.	To pay the said rent at the times and in manner aforesaid.	RENTAL PAYMENT

To maintain a deposit of SINGAPORE DOLLARS: ONE HUNDRED AND FOURTEEN THOUSAND ONLY (S$114,000.00) being equivalent to THREE (3) months rent upon the commencement date of 15th May 2011 of this lease renewal agreement as security against the breach of any term or condition of this Agreement, such deposit is to be refunded within fourteen (14) days (free of interest) at any expiry or lawful termination of this tenancy. The Security Deposit shall be retained by the Landlord throughout the Term free of any interest to the Tenant with power for the Landlord, without prejudice to any other right or remedy hereunder, to deduct therefrom the amount of any Rent and Service Charge in arrears or interest thereon or any expense or sum payable to the Landlord remaining unpaid or any loss or damage sustained by the Landlord as a result of any breach, non-observance or non-performance by the Tenant of any such covenants, conditions, stipulations and agreements Provided Always that the Security Deposit shall not be deemed to be payment of Rent or Service Charge unless the Landlord exercises the Landlord’s rights herein. The four (4) months deposit of S$160,000.00 held by the Landlord based on the original Tenancy agreement dated 28 March 2008 to be reduced to three (3) months deposit amounting to S$114,000.00 from the commencement of the renewal lease on 15 May 2011, and the balance of the deposit amounting to S$46,000.00 to be returned to the Tenant.

SECURITY DEPOSIT

b.	To pay all charges due in respect of any telephones or other equipment installed at the said premises, including any tax payable thereon.	TELEPHONE & OTHER APPLICANCES

c.	To apply for and to pay all charges for and connected with licences required for the use of any televisions and radios on the Premises.	TV & RADIO LICENCES

d.

All telephone, water, gas and/or electricity facilities and meters or sub-meters installed for the use of the Premises shall be arranged and installed privately by the Tenant and at the Tenant’s own cost and expense.

METERS / SUBMETERS

e.

To pay all charges for the supply of water, electricity, gas and any water borne sewerage system and any other services supplied separately to the Premises charged by relevant authorities and where such services are being supplied privately and metered separately to the Premises, to pay to the Landlord on demand a proportionate part of the costs thereof, such costs to be calculated by the Landlord and

PAYMENT OF OUTGOINGS

notified to the Tenant in writing, and such notification shall be conclusive as to the amount of the said costs. Tenant shall also pay or reimburse the Landlord on demand for all taxes or impositions levied or imposed from time to time on the services supplied to the Premises (or if not levied or imposed separately in respect of the Premises, then a proportionate part of such taxes or impositions) and any increase thereon.

f.

To keep the interior of the said premises including the sanitary and water apparatus, furniture, doors and windows, flooring, walls, ceilings, locks, installations of fittings for lights and power thereof in good and tenantable repair and condition throughout this tenancy (fair wear and tear and damage by any act beyond the control of the Tenant excepted).

INTERIOR MAINTENANCE

g.	To keep the exterior of the said premises clean and tidy and that there should not be any act of vandalism to the common areas as Well as the exterior of the said premises.		EXTERIOR MAINTENANCE

h.

To ensure that all activities to be carried out within the said premises. No goods or machinery are to be stored or kept outside the said premises. To make sure the facade of the building is kept and yield up the same in original order and condition (fair wear and tear and damage by any act beyond the control of the Tenant excepted). Where any facade of the building is lost, damaged or broken due to the Tenants gross negligence or willfully causing the damage, the full cost of the repair or replacement shall be borne by the Tenant.

ACTIVITIES

i.	(i)

To permit the Landlord and its agents, surveyors and workmen with all necessary appliances to enter upon the said premises at all reasonable times by prior appointment for the purpose whether of viewing the condition thereof or of doing such works and things as may be required for any repairs, alterations or improvements whether of the said premises or of any parts of any building to which the said premises may form a part of or adjoin.

ACCESS TO PREMISES FOR REPAIRS

(ii)

During the two (2) months immediately preceding the expiration of the tenancy herein to permit the Landlord or its representatives at all reasonable times and by prior appointment to bring interested parties to view and the said premises for the purpose of letting the same.

ACCESS TO PREMISES FOR NEW TENANTS

	(iii)	During the tenancy, to allow the Landlord or its representatives at	FOR POTENTIAL

all reasonable times and by prior appointment to bring any interested parties to view the said premises in the event of a prospective sale thereof. The said premises shall be sold subject to this tenancy.

PURCHASES

j.

At all times during the term hereby created to comply with all such requirements as may be imposed upon the Tenant by Management Corporation requirements and or any statute legislation now or hereafter in force and any orders, rules, regulations, requirements and notices thereunder.

COMPLIANCE WITH RULES

k.	At the expiration or earlier determination of the term:		YIELD UP IN REPAIR AT THE END OF THE TERM
	(i)	The Tenant shall surrender to the Landlord all keys giving access to all parts of the Demised Premises irrespective of whether or not the same have been supplied by the Landlord.

(ii)

The Tenant shall reinstate (as set out in Clause (k) (v) below) and quietly yield up the Demised Premises in the original condition (fair wear and tear excepted) to the reasonable satisfaction of the Landlord after removal of all additions and improvements made by the Tenant to the Demised Premises after commencement of the first lease Term on 15 May 2008 and all fixtures which may be fixed or fastened to or upon the Demised Premises by the Tenant save for those which the Landlord has expressly agreed need not be reinstated.

(iii)

Without prejudice to the generality of the provisions of Clauses (k)(ii) and (v), the Tenant shall yield up all Mechanical and Electrical Equipment, and sanitary installations therein (fair wear and tear excepted) in working condition and satisfactory maintenance. Any repairs (if needed) to be carried out in the case of the above equipment shall be carried out by a specialist contractor nominated by the Tenant and approved by the Landlord, such approval not to be unreasonably withheld.

(iv)

If the Tenant fails to reinstate the Demised Premises in accordance with the provisions of this Clause (k), the Landlord may effect the same at the Tenant’s cost and expense. All costs and expenses incurred by the Landlord together with the normal amount of Rent in accordance with Clause 1 which the Landlord shall be entitled to receive had the reasonable period within which such works effected by the Landlord been added to the Term, shall be paid by the Tenant within seven (7) Business Days of the Landlord notifying the Tenant of the amount thereof, and in this connection, a certificate from the Landlord as to the amount of costs and expenses incurred by the Landlord shall be conclusive and binding on the Tenant, save for manifest error. The Tenant shall pay to the Landlord on demand all costs and expenses so incurred by the Landlord with interest from the date of expenditure until the date they are paid by the Tenant to the Landlord, such costs and expenses and Interest to be recoverable as if they were rent in arrears.

	(v)	For the purpose hereof the term reinstate shall include

		•	the washing of the whole of the interior of the Demised Premises (including the cleaning of all glass, doors and windows);
•

the painting or other appropriate treatment of all of the internal parts of the Demised Premises previously so treated respectively (excluding the external part of the Building which shall be the Landlord’s responsibility)’

		•	the making good of any damage or disfigurement caused to walls, doors, windows, floor, ceiling boards or any part of the Demised Premises;
		•	the making good or replacement of damaged wires, conduits, piping, air-conditioned ducting and all other apparatus, fixtures and fittings supplied by the Landlord where applicable;
•

the removal of any signboards, nameplates, advertisements or notices and all carpeting, tiling, partitions, additions, improvements, fixtures and fittings belonging to the Tenant whether within or outside the Demised Premises;

		•	the removal and clearing of all waste, rubbish and other unwanted material from the Demised Premises;
•

the making good to the reasonable satisfaction of the Landlord of all damage to the Demised Premises and the Building resulting from the removal of the Tenant’s belongings, reinstatement or repair of the Demised Premises; and

•

the removal from the Demised Premises of all additions, improvements, fixtures and fittings installed by the Tenant and all notices, notice boards and signs bearing the name of or otherwise relating to the Tenant (including in this context any persons deriving title to the Demised Premises under the Tenant) or its business.

l.	Not to make or permit to be made any structural alterations to the said premises.			NO UNAUTHORISED ALTERATION

m.

Not to use the said premises or any part thereof other than a warehouse/ factory/ office in connection with and for the purpose of the Tenant’s business and to obtain licenses and permits at the Tenant’s expense from the relevant authorities where necessary.

PURPOSE OF USE

n.

Not to exceed the maximum electricity load and not to load or permit to be loaded on any part of the floors of the said premises weights exceeding those specified by the Landlord, Management Corporation or other bodies (where applicable).

ELECTRICAL LOADING UNIT

o.

Not to assign sublet or part with the possession of the said premises or any part thereof without the written consent of the Landlord which consent shall not be unreasonably withheld in the case of a respectable and responsible tenant. In the event if the Landlord shall enter into an agreement to assign all rental proceeds to RBC, the Landlord shall notify the Tenant of the said assignment to comply.

NO ASSIGNMENT OR SUBLET

p.	Not to keep or permit to be kept on the said premises or any part thereof any materials of a dangerous or explosive nature or the keeping of which may contravene any statute or subsidiary legislation,	NO DANGEROUS MATERIALS

q.

If the Tenant continues to occupy the Demised Premises beyond the expiration or earlier determination of the Term or fails to deliver vacant possession of the Demised Premises to the Landlord after the expiration or earlier determination of the Term, the Tenant shall pay to the Landlord for every month or part thereof of such holding over double the amount of Rent and such holding over shall not constitute a renewal of this Lease. During such holding over all provisions of this Lease with necessary changes shall apply. The inclusion of this clause shall not be construed as the Landlord’s consent for the Tenant to hold over.

HOLDING OVER

r.

The Tenant shall not, except where approved by the Authorities, use the Demised Premises or any part thereof or permit the same to be used for the cooking or the preparation of food nor to permit or suffer any one to sleep or reside therein but shall keep the Demised Premises securely fastened and locked at all times when it is unattended.

NO COOKING OR SLEEPING

s.

The Tenant shall not cause or permit any odours or smells to be produced or to permeate or emanate from the Building and/or the Demised Premises which exceeds the permissible standards set by the Authorities. The Tenant shall take necessary measures to ensure proper ventilation and to prevent smoke, fumes or unpleasant odours and/or

NOT TO CAUSE ANY ODOURS AND FUMES

leakage of any substances or materials from and into the Demised Premises and in the event that the Tenant fails to do so the Landlord may without prior notice to the Tenant take all such measures as it deems necessary to remedy this breach and all costs and expenses incurred by the Landlord shall solely borne by the Tenant and paid forthwith. All such costs and expenses so incurred by the Landlord together with interest from the date of expenditure until the date they are paid by the Tenant to the Landlord shall be recoverable from the Tenant as if they were rent in arrears.

t.

The Tenant shall not keep, permit or suffer to be kept any animals (except fishes), reptiles, birds, insects, pests, vermin or other livestock whatsoever in or about the Demised Premises and shall take all reasonable precautions to keep the Demised Premises free of rodents, insects and other pests.

NO ANIMALS

u.

The Tenant shall not without the prior written consent of the Landlord at any time load or permit or suffer to be loaded any part of the floors of the Demised Premises to a weight greater than the permissible load limits prescribed in the relevant building plans or approved by the Authorities for the respective floors (or such other weight as may be reasonably prescribed by the Landlord) and shall when required by the Landlord distribute any load on any part of the floor of the Demised Premises in accordance with the directions and requirements of the Landlord, and in the interpretation and application of the provisions of this clause relating to loading requirements the decision of the surveyor or engineer or architect of the Landlord shall be final and binding upon the Tenant. The fees of any architect, engineer or other consultant employed by the Landlord for the purpose of considering, approving and supervising any load exceeding the permissible load limits or when such loads cannot be determined and all costs and expenses incurred by the Landlord in connection therewith shall be borne by the Tenant and paid forthwith upon notice being given by the Landlord to the Tenant. All costs and expenses so incurred by the Landlord together with Interest from the date of notice until the date they are paid by the Tenant to the Landlord, shall be recoverable from the Tenant as if they were rent in arrears.

NO OVERLOADING

v.	The Tenant shall not advertise the Tenant’s business or participate in any form of publicity or promotion which the Landlord in its reasonable discretion considers detrimental to the Property.	NO ADVERSE PUBLICITY

w.	To keep at all times during the Term and during any period of holding	INSURANCE

over an adequate public liability insurance with an insurance company approved by the Landlord, in respect of the demised premises for an amount not less than Singapore Dollars Two Million (S$2,000,000) and deliver to us a copy of the said insurance policy within fourteen (14) days from the date of executing this Lease Agreement.

x.

Not to do or permit to be done anything whereby the policy or policies of insurance on the said premises against damage by fire may become void or voidable or whereby the premium thereon may be increased.

NOT TO VOID INSURANCE

y.

Not to use the demised premises or any part thereof for any unlawful or immoral purposes and not to do or permit or suffer to be done upon the demised premises any act or thing which may become a nuisance to or annoyance to or give cause for reasonable complaints from the occupants of other parts of the Building or of adjoining or adjacent properties.

NO ILLEGAL / IMMORAL USE AND NOT TO CAUSE NUISANCE

z.

To be responsible for and to indemnify the Landlord from and against all claims and demands and against damage occasioned to the demised premises or any adjacent or neighbouring premises or injury caused to any person by any act default or negligence of the Tenant or the servants, agents, licensees or invitees of the Tenant.

TO INDEMNIFY LANDLORD

aa.	Not to obstruct, or cause or suffer to be obstructed the hall lobby staircases landings and passages leading to the demised premises.	NO OBSTRUCTION

bb.	To apply for and obtain all necessary permits/licences etc from the relevant authorities for the use of the said premises for their trade.	LICENCE/PERMIT FOR USE OF PREMISES

cc.

Subject to prior written approval of the Landlord and to all approvals being obtained by the Tenant from the relevant authorities, the Tenant may in accordance with the provisions of the Lease carry out within the Premises at the Tenant’s own cost and expense all fitting out works which are not provided by the Landlord. The Tenant shall comply with the guidelines, terms and conditions set out in the Tenant’s Fitting Out Brief.

FITTING OUT WORKS

dd.

The Tenant shall place a fitting out deposit of S$3,000.00 with the Landlord prior to proceeding with any fitting out works at the Premises any time during the Lease Term. The fitting out deposit shall be held by the Landlord as security for making good any damage to the Premises and the Building and for due compliance by the Tenant of the

FITTING OUT DEPOSIT

provisions of the Tenant’s Fitting Out Brief and the Lease. The fitting out deposit shall be refunded to the Tenant free of interest and less sums as are payable to the Landlord within one (1) month after the Tenant shall have carried out and completed its fitting out works in accordance with the terms set out in the Tenant’s Fitting Out Brief and the Lease.

	ee.	To pay for the sublet consent fee chargeable by the Housing & Development Board for the approval of this Lease.	SUBLETTING FEE

gg.

Without prejudice to rights of the Landlord at law and in equity, in the purports to terminate this lease for any reason prior to the expiry of the term, the landlord shall be entitled to receive from the tenant the amount equivalent to rent and service charge as if the tenant had not terminated the lease. Provided nothing herein shall be construed to impose or imply any obligation on the landlord to accept the Tenant’s purported termination of this Lease or unless.

PRE-TERMINATION OF LEASE

hh.

If HDB, at any time before the expiry of this Lease term terminates the lease as a result of the Tenant’s default, the landlord shall upon the Landlord’s receipt of the HDB Termination Notice, give written notice to the Tenant. On (i) the expiry date of the HDB Termination Notice or (ii) two (2) months from the date of notice, whichever date is the earliest, the Term and this lease will end without affecting the rights of the Landlord against the Tenant for any previous default by the Tenant arising out of or in connection with this Lease, and without HDB or the Landlord being liable for any inconvenience, loss, damage, cost, expense or compensation in connection with the termination of this lease.

TERMINATION BY HDB

3.	The Landlord hereby agrees with the Tenant as follows:

(a)

To pay all rates, taxes, maintenance charges and any surcharges thereon, assessments and outgoing (except as otherwise provided in this Agreement) which are or may hereafter be charged or imposed on the said premises including any surcharges payable thereon.

PAYMENT OF TAXES

	(b)	To insure the said premises against loss or damage by fire and to pay	INSURANCE

all premium thereon.

	(c)	To maintain the structural condition of the said premises including sanitary pipes and to keep the roof of the said premises in good and tenantable repair and condition.	STRUCTURAL MAINTENANCE

(d)

That the Tenant paying the rent hereby reserved, observing and performing the several conditions, covenants and stipulations on the Tenant’s part herein contained shall peaceably hold and enjoy the said premises during this tenancy without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

QUIET POSSESSION / ENJOYMENT

(e)

To provide by all reasonable means of central air-conditioning (excluding Tenant’s own air-conditioning equipment) for the hours of 0800 to 1800 from Mondays to Fridays only except on Public Holidays and from 0800 to 1300 on Saturdays only except on Public Holidays. If requested by Tenant, the operating hours can be extended at a rate chargeable to the Tenant.

PROVISION OF CENTRAL AIR- CONDITIONING

4.	Provided always and it is expressly agreed as follows:

(a)

If the rent hereby reserved shall not be paid for seven (7) days after its due, a written notice shall be issued. In the event the rent remains unpaid for twenty one (21) days from the date of written notice or if there shall be a breach of any of the conditions, covenants or stipulations on the part of the Tenant herein contained, the Landlord shall be entitled to re-enter upon the said premises and thereupon this tenancy shall immediately absolutely determine but without prejudice to any right of action of the Landlord for damage or otherwise in respect of any such breach or any antecedent breach.

DEFAULT OF TENANT

(b)

In the event the rent remaining unpaid seven (7) days after becoming payable (whether formally demanded or not), it shall be lawful for the Landlord to claim interest at ten percent (10%) per annum on the amount unpaid calculated from after the date due to the date of actual payment.

RENT IN ARREARS

(c)

The Landlord shall not be liable to the Tenant or the Tenant’s servants or agents or other persons in the said premises or persons calling upon the Tenant for any accidents happening, injury suffers damage to or loss of any chattel property sustained on the said premises.

LIMITED LIABILITY OF LANDLORD

(d)

In case the said premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire lightning riot explosion or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use, then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default, neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of any period while the said premises shall continue to be unfit for occupation and use by reason of such destruction or damage.

UNTENANTABILITY LEADING TO SUSPENSION OF RENT

(e)

In case the said premises shall be destroyed or damaged as aforesaid, either party shall be at liberty by notice in writing to the other determine this tenancy, and upon such notice being given, this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable, shall be refunded to the Tenant forthwith but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement by the other.

UNTENANTABILITY LEADING TO TERMINATION OF LEASE

(f)

The Landlord shall on the written request of the Tenant made not less than three (3) months before the date of expiry of this tenancy, and if there shall not at the time of such request be any existing breach or any non-observance of any of the conditions, covenants or stipulations on the part of the Tenant herein contained, allow the Tenant to negotiate for a renewal tenancy of the said premises for a new term from the date of expiry of this tenancy at a rent to be agreed based on the prevailing market rent and agree to the new terms and conditions of the lease with the party who will be the Landlord on 25 July 2013.

RENEWAL CLAUSE

(g)

The Tenant shall be allocated seven (7) car parking lots without charge. Subject to availability, any additional lots shall be charged at a rate of S$100.00 per lot per month, subject to applicable GST. Subject to availability, in respect of any allocation by the Landlord to the Tenant of car parking and lorry parking lots and loading / unloading areas, the Landlord reserves the right to revise the allocation of number of lots and the charges from time to time at their total discretion.

CAR PARKING / LORRY PARKING & LOADING / UNLOADING AREAS

(h)

Any notice served under or in any way in connection with this Agreement shall be sufficiently served on the Tenant if left at the said premises or delivered to the Tenant personally or sent to the Tenant at the said premises by registered post and shall be sufficiently served on the Landlord if delivered to the Landlord personally or sent to the abovementioned address by registered post. Any notice sent by registered post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

NOTICE

(i)

The waiver by either party of a breach of default of any of the provisions in this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions nor any delay or omission on the part of either party to exercise or avail itself of any right that it has or may have herein, operates as a waiver of any breach or default of the other party.

WAIVER OF DEFAULTS

(J)	The stamp duty for stamping this Agreement in duplicate and any legal cost shall be borne by the Tenant and shall be paid on the date of signing of this Agreement.	STAMP DUTY & LEGAL COST

(k)	This Agreement shall be subject to the laws of the Republic of Singapore.	GOVERNING LAW

IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

SIGNED by the Landlord (With Company stamp affixed where applicable) Name: Seizaburo Kawaguchi, CEO	) ) )

In the presence of:	)
Name: Lee Choi Yin, Senior Finance Manager	)
)

SIGNED by the Tenant (With Company stamp affixed where applicable) Name: Dennis Rutherford, VP Sales & Marketing	) ) )

In the presence of:	)
Name: Chen Chuanqi, Director of Engineering & Operations	) )

Application for Subletting

Please complete the Application Form and submit it with the necessary documents

Important Note

1.

All subletting applications/renewals should be submitted 2 weeks before subletting term commencement date together with the subtenant’s ACRA printout, subtenancy agreement and PDD clearance, if required.

2.	All reference to “Landlord” in this application form shall refer to RBC Dexia Trust Services Singapore Limited as trustee of Cambridge Industrial Trust.

3.	All reference to “JTC” in this application form shall refer to JTC Corporation and all reference to “HDB” shall refer to Housing and Development Board.

Part A - Declaration by Tenant and Subtenant

By Tenant and Subtenant
In consideration of you applying to JTC/HDB for their approval of the subletting arrangement(s) in respect of the property and giving certain declarations and undertakings to JTC/HDB in connection with such application(s), each of us hereby jointly, severally, irrevocably and unconditionally:

(a)

Declare that all the information stated in this form is complete, true, and accurate in all respects, and that we shall forthwith disclose to you in writing any fact, matter or circumstance, which may render any such information incomplete, untrue, inaccurate or misleading in any respect. For the avoidance of doubt, we agree and acknowledge that you are under no obligation whatsoever to ascertain or verify the completeness, truth or accuracy of the information, and that you are reliant on us for the provision of the information and the completeness, truth and accuracy in respect thereof without further query or verification.

(b)

Undertake to comply and/or or procure compliance by the subtenants (as the case may be) of all the terms and conditions for subletting as may be set or prescribed by JTC/HDB from time to time (the “JTC/HDB Terms and Conditions”); and fully indemnify and/or hold you harmless against all proceedings, costs (including all legal costs whatsoever), expenses, claims, actions, demands, losses, damages, penalties and liabilities arising or which may arise out of or in relation to or in connection with or by reason of, whether directly or indirectly, the incompleteness, inaccuracy or otherwise of the information, and the failure by you and/or any subtenant to comply with the JTC/HDB Terms and Conditions.

(c)	Undertake to ensure that all government agency clearances in relation or incidental to or in connection with the subtenants’ operations are obtained prior to the commencement of such operations.

For and on behalf of (Tenant’s name)	Nidec Component Technology Co., Ltd	For and on behalf of (Subtenant’s name)	CyberOptics (S) Pte Ltd.

Name of Applicant	James Pang Joo Tzuan	Name of Applicant	Dennis Rutherford

Signature / Date	27/9/10	Signature / Date	12/10/2010

Designation/ Company’s Stamp	Manager, General Affairs	Designation/ Company’s Stamp	VP Sales & Mktg

Part B - Subletting Details (To be completed by the Tenant)
Particulars of Tenant

Company Name	Nidec Component Technology Co., Ltd

Allocation Number	Product Type (e.g. Land or multi-tenanted)

Site Address 21 Ubi Road 1

Land Area	sqm

Gross sqm	Floor 202770 sf	Area	(GFA) (18886.92 sqm)	Maximum Sublet Area (% of GFA)%

Particulars of Subtenant

New Subtenant?	O Yes	Æ No

Subtenant Name	CyberOptics (Singapore) Private Limited

Contact Person	Dennis Rutherford

Contact Address	21 Ubi Road 1, # 02-01 S 408724

Contact Telephone	67443021	Contact Facsimile	68445331

Contact Email	drutherford@cyberoptics.com

Subtenant Usage	For high tech inspection of automated optical inspection system equipment, research development and final assembly only.

Is subtenant a joint venture company?		Is subtenant operating in the
(if yes, pls provide supporting	O Yes Æ No	form of a sole proprietorship	O Yes Æ No
documents on joint venture)		or a partnership?

Sublet start date 15th May 2011	Sublet end date 24th July 2013

Sublet GFA:	a) Predominant use (e.g. production/servicing):	1114.8	sqm
	b) Supporting use (e.g. ancillary office, showroom):	743.2	sqm
	Total sublet GFA	1858	sqm

Sublet Rent Collected $38,000 X 12	$ 456,000	per annum

Charges for furniture and other services rendered	$ NA	per annum

Percentage of Shareholding relationship between lessee/tenant and subtenant (if any)? NA %

CITM-AssetManagement-160806	Page 2 of 3

Part C - Subletting Checklist

1.		Æ Yes O No O NA
Has PDD clearance been obtained for the proposed subtenant’s usage ? (Please tick NA if the subtenant’s usage falls under Annex D in JTC/HDB’s Subletting Handbook)

For Business Parks Premises
2.
	Is the subtenant’s usage within the list of allowable activities of Business Parks in Annex C in JTC/HDB’s Subletting Handbook? (Please tick NA if you are not in JTC/HDB’s Business Parks Premises)	O Yes O No Æ NA

For subletting to Third Party Logistics Warehousing activities
3.

If you are subletting to third party logistics warehousing activities, are you currently permitted to
use the premises for third-party warehousing?
(Please tick NA if you are not subletting to third party logistic warehouse activities)

O Yes O No Æ NA

4.	Do you and your subtenant comply with the Urban Redevelopment Authority’s 60:40 rule?	Æ Yes O No

Note: If the answer is ‘No’ to Q2, please note that a PDD clearance must be obtained first.

Part D - Mode of Payment

A monthly subletting fee shall be payable to JTC/HDB by the Landlord upon JTC’s/HDB’s approval of this application. This monthly subletting fee will be reimbursed by the tenant to the Landlord together with the monthly rent via Interbank GIRO (IBG).

CITM-AssetManagement-160806	Page 3 of 3